EXHIBIT 10.27

THE NEW YORK TIMES COMPANIES
SUPPLEMENTAL RETIREMENT AND INVESTMENT PLAN

AMENDMENT NO. 2
THIS INSTRUMENT made as of the 11th day of November, 2016, by the ERISA Management Committee ("Committee") of The New York Times Company (the "Company").
W I T N E S S E T H:
WHEREAS, the Company maintains The New York Times Companies Supplemental Retirement and Investment Plan, as restated January 1, 2015 (the "Plan"), as amended from time to time for the benefit of certain eligible employees; and
WHEREAS, pursuant to Section 12 of the Plan, the Committee has the authority to amend the Plan; and
WHEREAS, the Committee desires to amend the Plan to add Submarine Leisure Club, Inc. as a participating employer effective as of January 1, 2017;
NOW, THEREFORE, the Plan is amended effective as of January 1, 2017 as follows:
1. Appendix l E. of the Plan is amended effective January 1, 2017 by adding the following company to the list of participating employers:

“Name of Employer	Effective Date of Participation in Plan as Employer	Date from which Credit is Given for Eligibility	Date from which Credit is Given for Vesting or Benefit Accrual Purposes
_________________________	_________________________	_________________________	_________________________
Submarine Leisure Club, Inc.	January 1, 2017	Date of Hire	Date of Hire”

IN WITNESS WHEREOF, the ERISA Management Committee of the New York Times Company has caused this amendment to be executed by a duly authorized member as of the date first set forth above.

ERISA MANAGEMENT COMMITTEE
By: /s/ R. Anthony Benten